Exhibit 99.2

1Q 2017 Earnings Call Presentation

2 These slides contain (and the accompanying oral discussion will contain) “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks. uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements. including general economic and business conditions. conditions affecting the industries served by the Company and its subsidiaries. conditions affecting the Company’s customers and suppliers. competitor responses to the Company’s products and services. the overall market acceptance of such products and services. the integration of acquisitions and other factors disclosed in the Company’s periodic reports filed with the Securities and Exchange Commission. Consequently such forward-looking statements should be regarded as the Company’s current plans. estimates and beliefs. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Forward-looking Statement Disclosure

3 Net Sales grew 7% with increases in all segments1 Utility Support Structures revenues increased 21% Operating income grew 3% Operating income as a percent of sales is 10.1% in 2017 compared to 10.5% in 2016 GAAP Diluted earnings per share increase 18.6% from $1.45 to $1.72 Reconfirm fiscal 2017 earning guidance of slightly above $7.00 per diluted share2. First Quarter Highlights Net sales gross of intercompany eliminations. Unless otherwise noted, net sales presented by segment throughout the presentation is net of intercompany eliminations. See 2017 guidance assumption in February 21, 2017 earnings release.

4 NET SALES Dollars in millions except per share amounts 2017 2016 Percent Change Engineered Support Structures $180.6 $176.9 2.0% Utility Support Structures 174.6 144.5 20.8% Coatings 73.5 68.6 7.1% Energy & Mining 78.0 72.5 7.6% Irrigation 167.2 158.5 5.5% Intersegment Sales (36.4) (24.4) NM Net Sales $637.5 $596.6 6.9% Operating Income $64.5 $62.4 3.4% Net Income $39.0 $33.0 18.5% Diluted Earnings Per Share (EPS) $1.72 $1.45 18.6% Financial Highlights—First Quarter

5 Dollars in millions Operating Income 1Q 2017 Operating Income 1Q 2016 Increase /Decrease Operating Income Percent 1Q 2017 Operating Income Percent 1Q 2016 Engineered Support Structures $9.2 $12.5 (26.4%) 5.2% 7.1% Utility Support Structures 22.7 14.4 NM 13.0% 10.0% Coatings 9.4 11.4 (17.5%) 12.8% 16.6% Energy & Mining 3.8 1.9 100% 4.9% 2.6% Irrigation 30.3 28.9 4.8% 18.1% 18.2% LIFO adjustment (0.8) 2.0 NM Corporate (10.1) (8.7) (16.1%) Consolidated Operating Income $64.5 $62.4 3.4% 10.1% 10.5% Financial Highlights Operating Income

6 Engineered Support Structures 2016 Revenue $166.0 Volume (4.6) Pricing/Mix 1.0 Acquisitions - Currency Translation (2.0) 2017 Revenue $160.4 Slightly lower traffic and lighting sales volumes in North America and EMEA. Wireless communication sales increased with North America volume improvements offsetting slightly lower sales volumes in Asia Pacific. Margin compression due to rising steel costs not being fully recovered by price, unfavorable comparisons to last year when steel costs were decreasing. $ in millions

7 Utility Support Structures 2016 Revenue $144.3 Volume 28.1 Pricing/Mix 2.0 Acquisitions - Currency Translation - 2017 Revenue $174.4 Sales volume increased in both steel and concrete in North America. Higher cost of steel also partially contributed to increase in sales. Operating income increased due to sales volumes and related leverage of fixed costs and SG&A. $ in millions

8 Coatings 2016 Revenue $58.8 Volume (4.0) Pricing/Mix 4.1 Acquisitions - Currency Translation 0.4 2017 Revenue $59.3 Lower external sales volumes were primarily attributed to the solar/alternative energy customer base. Greater sales mix of intercompany volumes Lower operating income attributed to: Rising zinc costs not yet fully recovered through increased sales pricing Stronger mix of intercompany volumes. $ in millions

9 Energy and Mining 2016 Revenue $70.8 Volume 5.1 Pricing/Mix 1.3 Acquisitions - Currency Translation 0.8 2017 Revenue $78.0 Access Systems and Grinding Media sales increased; rising iron ore prices a favorable driver Offshore wind energy demand solid with increased sales volumes Operating income increased due to sales volumes and reduced Australian cost structure resulting from 2016 restructuring activities. $ in millions

10 Irrigation 2016 Revenue $156.7 Volume 5.6 Pricing/Mix (1.6) Acquisitions - Currency Translation 4.7 2017 Revenue $165.4 International markets benefit from stronger Latin American demand North America sales increased slightly in Q1 2017 as compared to 2016 Industry pricing conditions remain competitive Continued release of new technology products. $ in millions

Free Cash Flow and Conversion – 2017 & 2016 11 2017 2016 Operating Cash Flow $36.0 $80.5 CapEx (14.2) (14.0) Free Cash Flows $21.8 $66.5 Net Earnings $39.0 $33.0 Free Cash Flows to Net Earnings 0.6 2.0 Stated Goal – 1.0X Investment in working capital arising from increase in sales resulted in lower operating cash flows than fiscal 2016. Free cash flow conversion still expected to be at 1.0 net earnings for the full fiscal year of 2017. Dollars in Millions

1Q 2017 Actual Credit Rating 12 Balance Sheet – 1Q 2017 Goal: Maintain Investment-grade rating; Keep Debt/EBITDA from 1.5 to 2.5x Free Cash Flow $22M YTD Cash At 4/1/2017 $425M ($327 Ex. US) Total Debt $757M Debt/Adjusted EBITDA* 2.29X Adjusted S&P BBB+ Negative Moody’s Baa3 Stable * See the Company’s calculation at end of presentation. Debt Maturities – in Millions

Valmont – Calculation of Adjusted EBITDA & Leverage Ratio 13 Last 4 fiscal quarters (March 27, 2016 to April 1, 2017) TTM 1 4/1/2017 Net earnings attributable to Valmont Industries, Inc. $179,242 Interest expense 42,386 Income tax expense 41,156 Depreciation and amortization expense 82,645 EBITDA 345,429 Reversal of contingent liability (16,591) Impairment of property, plant, and equipment 1,099 Adjusted EBITDA $329,937 Interest Bearing Debt $ 756,852 Leverage Ratio 2.29